Exhibit 99.1

Archrock Reports First Quarter 2025 Results

HOUSTON, May 5, 2025 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the first quarter 2025.

First Quarter 2025 and Recent Highlights

●Revenue for the first quarter of 2025 was $347.2 million compared to $268.5 million in the first quarter of 2024.
●Net income for the first quarter of 2025 was $70.9 million and EPS was $0.40, compared to $40.5 million and $0.26, respectively, in the first quarter of 2024.
●Adjusted net income (a non-GAAP measure defined below) for the first quarter of 2025 was $74.5 million and adjusted EPS (a non-GAAP measure defined below) was $0.42, compared to $40.5 million and $0.26, respectively, in the first quarter of 2024.
●Adjusted EBITDA (a non-GAAP measure defined below) for the first quarter of 2025 was $197.8 million compared to $131.0 million in the first quarter of 2024.
●Announced acquisition of Natural Gas Compression Systems, Inc. (“NGCSI”) and NGCSE, Inc. (“NGCSE”) (collectively “NGCS”), which closed on May 1, 2025.
●Declared a quarterly dividend of $0.19 per common share for the first quarter of 2025, approximately 15% higher compared to the first quarter of 2024, resulting in dividend coverage of 3.9x.
●Raised full-year 2025 Adjusted EBITDA guidance to a range of $790 to $830 million.

Management Commentary and Outlook

“Our outstanding first quarter results were driven by solid execution and our operational transformation from prior and ongoing investments in our high-quality asset base and innovative processes and technology,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We maintained record equipment utilization and, excluding asset sales, grew our operating fleet by over 70,000 horsepower. In addition, we delivered outstanding profitability in both business segments and maintained our sector-leading balance sheet, including a leverage ratio of 3.2x.

“Our excellent underlying business performance and financial strength have positioned us to participate in value-creating industry consolidation. The integration of Total Operations and Production Services is progressing as planned and during the first quarter, we also announced the strategic acquisition of NGCS. The addition of complementary, large horsepower and electric compression assets further enhances our earnings power and position as a premier provider of natural gas compression services.

“We believe our production-oriented business, high-graded operation and outstanding financial position provide us with differentiated cash flow stability.  These factors, combined with our robust and committed backlog, give us good visibility into our outlook this coming year, even in the face of macroeconomic uncertainty.

“We are committed to our prudent and returns-based capital allocation approach. Our cash available for dividend coverage remains over 3.0x, we’ve repurchased approximately 977,000 shares totaling $22.7 million during 2025 and the Board of Directors approved an increase in the Company’s share repurchase program by an additional $50 million. We believe the growth in global natural gas demand continues to support infrastructure investment in the U.S., but we are prepared to take decisive action should production growth decelerate,” concluded Childers.

First Quarter 2025 Financial Results

Archrock’s first quarter 2025 net income of $70.9 million included transaction-related costs totaling $3.9 million, a non-cash long-lived and other asset impairment of $1.0 million, and restructuring charges of $0.7 million. Archrock’s first quarter 2024 net income of $40.5 million included a non-cash long-lived and other asset impairment of $2.6 million.

Adjusted EBITDA for the first quarter of 2025 and 2024 included $7.3 million and $2.4 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the first quarter of 2025, contract operations segment revenue totaled $300.4 million, an increase of 35% compared to $223.1 million in the first quarter of 2024. Adjusted gross margin for the first quarter of 2025 was $210.6 million, up 45% from $145.3 million in the first quarter of 2024. Adjusted gross margin percentage for the first quarter of 2025 was 70%, compared to 65% in the first quarter of 2024. Total operating horsepower at the end of the first quarter of 2025 was 4.3 million, compared to 3.6 million at the end of the first quarter of 2024. Utilization at the end of the first quarter of 2025 was 96%, compared to 95% at the end of the first quarter of 2024.

Aftermarket Services

For the first quarter of 2025, aftermarket services segment revenue totaled $46.8 million, compared to $45.4 million in the first quarter of 2024. Adjusted gross margin for the first quarter of 2025 was $11.5 million, compared to $10.4 million in the first quarter of 2024. Adjusted gross margin percentage for the first quarter of 2025 was 25%, compared to 23% for the first quarter of 2024.

Balance Sheet

Long-term debt was $2.3 billion and our available liquidity totaled $589.9 million at March 31, 2025. Our leverage ratio was 3.2x as of both March 31, 2025 and 2024.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.19 per share of common stock, or $0.76 per share on an annualized basis. Dividend coverage in the first quarter of 2025 was 3.9x. The first quarter 2025 dividend will be paid on May 13, 2025 to stockholders of record at the close of business on May 6, 2025.

Share Repurchase Program

Year to date through May 1, 2025, Archrock repurchased 977,218 common shares at an average price of $23.22 per share, for an aggregate of approximately $22.7 million. Since April 2023, the Company has repurchased 2,460,418 common shares at an average price of $18.24 per share for an aggregate of $44.9 million.

The Board of Directors approved an increase in the Company’s share repurchase program by an additional $50 million through April 27, 2026, resulting in available capacity of $65.2 million as of May 1, 2025.

Updated 2025 Annual Guidance

Archrock is providing revised guidance for the full year 2025. The full-year 2025 guidance below incorporates eight months of the financial impact of the NGCS acquisition that closed on May 1, 2025.

(in thousands, except percentages, per share amounts, and ratios)

	Full Year 2025 Guidance
	Low	High
Net income (1) (2)	$245,000	$285,000
Adjusted EBITDA(3)	790,000	830,000
Cash available for dividend(4) (5)	480,000	495,000

Segment
Contract operations revenue	$1,260,000	$1,290,000
Contract operations adjusted gross margin percentage	69%	71%
Aftermarket services revenue	$190,000	$210,000
Aftermarket services adjusted gross margin percentage	22%	24%

Selling, general and administrative	$149,000	$144,000

Capital expenditures
Growth capital expenditures	$330,000	$370,000
Maintenance capital expenditures	110,000	120,000
Other capital expenditures	35,000	50,000

(1) 2025 annual guidance for net income includes $1.0 million of long-lived and other asset impairment as of March 31, 2025, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2024 and 2023 was $10.7 million and $12.0 million, respectively.
(2) Reflects an estimate of expenses incurred related to the acquisitions of Total Operations and Production Services, LLC (“TOPS”) and NGCS.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(25.8) million and $(28.0) million for the years 2024 and 2023, respectively.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	March 31,		December 31,		March 31,
	2025		2024		2024
Net income	$70,850		$59,758		$40,532
Adjusted net income (1)	$74,484		$61,533		$40,532
Adjusted EBITDA (1)	$197,845		$183,844		$131,024

Contract operations revenue	$300,397		$286,466		$223,051
Contract operations adjusted gross margin	$210,598		$200,245		$145,308
Contract operations adjusted gross margin percentage	70%		70%		65%

Aftermarket services revenue	$46,766		$39,950		$45,437
Aftermarket services adjusted gross margin	$11,509		$9,054		$10,437
Aftermarket services adjusted gross margin percentage	25%		23%		23%

Selling, general, and administrative	$37,207		$42,234		$31,665

Net cash provided by operating activities	$115,628		$124,338		$137,702
Cash available for dividend(1)	$132,247		$118,089		$82,026
Cash available for dividend coverage (2)	3.9	x	3.5	x	3.2	x

Adjusted free cash flow (1)	$(48,403)		$68,945		$51,779
Adjusted free cash flow after dividend (1)	$(82,588)		$38,255		$25,779

Total available horsepower (at period end) (3)	4,461		4,401		3,780
Total operating horsepower (at period end) (4)	4,283		4,227		3,593
Horsepower utilization spot (at period end) (5)	96%		96%		95%

(1)	Management believes adjusted net income, adjusted EBITDA, cash available for dividend, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as cash available for dividend divided by dividends declared for the period.
(3)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(4)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(5)	Defined as total available horsepower divided by total operating horsepower at period end.

Conference Call Details

Archrock will host a conference call on May 6, 2025, to discuss first quarter 2025 financial results. The call will begin at 10:30 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (800) 715-9871 in the United States or 1 (646) 307-1963 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

*****

Adjusted net income, a non-GAAP measure, is defined as net income (loss) excluding restructuring charges and transaction-related costs adjusted for income taxes. A reconciliation of net income to adjusted net income, the most directly comparable GAAP measure, and a reconciliation of basic and diluted earnings per common share to adjusted earnings per share, the most directly comparable GAAP measure, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of net income to adjusted EBITDA, the most directly comparable GAAP measure, and a reconciliation of our full year 2025 net income to adjusted EBITDA guidance appear below.

Adjusted gross margin, a non-GAAP measure, is defined as revenue less cost of sales, exclusive of depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of net income to adjusted gross margin, the most directly comparable GAAP measure, and a reconciliation of gross margin to adjusted gross margin and adjusted gross margin percentage appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of net income to cash available for dividend and net income to net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our full year 2025 net income to cash available for dividend guidance appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of net cash provided by operating activities to adjusted free cash flow, the most directly comparable GAAP measure, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of net cash provided by operating activities to adjusted free cash flow after dividend, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy; the expected benefits of the TOPS Acquisition, including its expected accretion and the expected impact on Archrock’s leverage ratio; and plans and objectives of management for future operations.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: inability to achieve the expected benefits of the NGCS acquisition and difficulties in integrating NGCS; risks of acquisitions or mergers, including the NGCS acquisition, to reduce our ability to make distributions to our common stockholders; risks related to macroeconomic conditions, including an increase in inflation and trade tensions; pandemics and other public health crises; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; risks of acquisitions to reduce our ability to make distributions to our common stockholders; inability to make acquisitions on economically acceptable terms; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2024, Archrock’s Quarterly Reports on Form 10-Q and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Revenue:
Contract operations	$300,397	$286,466	$223,051
Aftermarket services	46,766	39,950	45,437
Total revenue	347,163	326,416	268,488

Cost of sales, exclusive of depreciation and amortization
Contract operations	89,799	86,221	77,743
Aftermarket services	35,257	30,896	35,000
Total cost of sales, exclusive of depreciation and amortization	125,056	117,117	112,743

Selling, general and administrative	37,207	42,234	31,665
Depreciation and amortization	57,620	58,129	42,835
Long-lived and other asset impairment	972	1,203	2,568
Restructuring charges	665	—	—
Interest expense	37,741	38,238	27,334
Transaction-related costs	3,935	2,247	—
Gain on sale of assets, net	(7,335)	(12,712)	(2,381)
Other (income) expense, net	(684)	1,598	139
Income before income taxes	91,986	78,362	53,585
Provision for income taxes	21,136	18,604	13,053
Net income	$70,850	$59,758	$40,532

Basic and diluted net income per common share (1)	$0.40	$0.34	$0.26

Weighted-average common shares outstanding:
Basic	174,014	173,451	154,187
Diluted	174,371	173,848	154,501

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
March 31,	December 31,	March 31,
2025	2024	2024
Revenue:
Contract operations	$300,397	$286,466	$223,051
Aftermarket services	46,766	39,950	45,437
Total revenue	$347,163	$326,416	$268,488

Adjusted gross margin:
Contract operations	$210,598	$200,245	$145,308
Aftermarket services	11,509	9,054	10,437
Total adjusted gross margin (1)	$222,107	$209,299	$155,745

Adjusted gross margin percentage:
Contract operations	70%	70%	65%
Aftermarket services	25%	23%	23%
Total adjusted gross margin percentage (1)	64%	64%	58%

Selling, general and administrative	$37,207	$42,234	$31,665
% of revenue	11%	13%	12%

Adjusted EBITDA (1)	$197,845	$183,844	$131,024
% of revenue	57%	56%	49%

Capital expenditures	$168,140	$97,988	$99,755
Proceeds from sale of property, plant and equipment and other assets	(2,904)	(43,387)	(13,844)
Net capital expenditures	$165,236	$54,601	$85,911

Total available horsepower (at period end) (2)	4,461	4,401	3,780
Total operating horsepower (at period end) (3)	4,283	4,227	3,593
Average operating horsepower	4,254	4,205	3,606
Horsepower utilization:
Spot (at period end) (4)	96%	96%	95%
Average (4)	96%	95%	96%

Dividend declared for the period per share	$0.190	$0.190	$0.165
Dividend declared for the period to all stockholders	$33,758	$33,487	$25,978
Cash available for dividend coverage (5)	3.9	x	3.5	x	3.2	x

Adjusted free cash flow (1)	$(48,403)	$68,945	$51,779
Adjusted free cash flow after dividend (1)	$(82,588)	$38,255	$25,779

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Defined as total available horsepower divided by total operating horsepower at period end (spot) or over time (average).
(5) Defined as cash available for dividend divided by dividends declared for the period.

	March 31,	December 31,	March 31,
	2025	2024	2024
Balance Sheet
Long-term debt (1)	$2,297,767	$2,198,376	$1,566,566
Total equity	1,349,983	1,323,531	882,080

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net income	$70,850	$59,758	$40,532
Restructuring charges	665	—	—
Transaction-related costs	3,935	2,247	—
Tax effect of adjustments (1)	(966)	(472)	—
Adjusted net income (2)	$74,484	$61,533	$40,532

Weighted-average common shares outstanding used in diluted earnings per common share	174,371	173,451	154,401

Basic and diluted earnings per common share (3)	$0.40	$0.34	$0.26
Restructuring charges per share	0.00	—	—
Transaction-related costs per share	0.03	0.01	—
Tax effect of adjustments per share	(0.01)	(0.00)	—
Adjusted earnings per share (2)	$0.42	$0.35	$0.26

(1) Represents tax effect of restructuring charges and transaction-related costs based on statutory tax rate.
(2) Management believes adjusted net income and adjusted earnings per share provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net income	$70,850	$59,758	$40,532
Depreciation and amortization	57,620	58,129	42,835
Long-lived and other asset impairment	972	1,203	2,568
Unrealized change in fair value of investment in unconsolidated affiliate	—	1,484	—
Restructuring charges	665	—	—
Interest expense	37,741	38,238	27,334
Transaction-related costs	3,935	2,247	—
Stock-based compensation expense	4,027	3,431	3,964
Amortization of capitalized implementation costs	762	750	738
Indemnification expense, net	137	—	—
Provision for income taxes	21,136	18,604	13,053
Adjusted EBITDA (1)	197,845	183,844	131,024
Selling, general and administrative	37,207	42,234	31,665
Stock-based compensation expense	(4,027)	(3,431)	(3,964)
Amortization of capitalized implementation costs	(762)	(750)	(738)
Gain on sale of assets, net	(7,335)	(12,712)	(2,381)
Other (income) expense, net	(684)	1,598	139
Adjusted gross margin (1)	$222,107	$209,299	$155,745

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Total Revenue to Adjusted Gross Margin and Adjusted Gross Margin Percentage

(in thousands)

	Three Months Ended
	March 31,		December 31,		March 31,
	2025		2024		2024
Total revenues	$347,163		$326,416		$268,488
Cost of sales, exclusive of depreciation and amortization	(125,056)		(117,117)		(112,743)
Depreciation and amortization	(57,620)		(58,129)		(42,835)
Gross margin and gross margin percentage	164,487	47%	151,170	46%	112,910	42%
Depreciation and amortization	57,620		58,129		42,835
Adjusted gross margin and adjusted gross margin percentage (1)	$222,107	64%	$209,299	64%	$155,745	58%

(1)	Management believes adjusted gross margin and adjusted gross margin percentage provide useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net income	$70,850	$59,758	$40,532
Depreciation and amortization	57,620	58,129	42,835
Long-lived and other asset impairment	972	1,203	2,568
Unrealized change in fair value of investment in unconsolidated affiliate	—	1,484	—
Restructuring charges	665	—	—
Interest expense	37,741	38,238	27,334
Transaction-related costs	3,935	2,247	—
Stock-based compensation expense	4,027	3,431	3,964
Amortization of capitalized implementation costs	762	750	738
Indemnification expense, net	137	—	—
Provision for income taxes	21,136	18,604	13,053
Adjusted EBITDA (1)	197,845	183,844	131,024
Less: Maintenance capital expenditures	(22,753)	(21,623)	(19,525)
Less: Other capital expenditures	(6,019)	(7,023)	(2,920)
Less: Cash tax (payment) refund	(92)	134	89
Less: Cash interest expense	(36,734)	(37,243)	(26,642)
Cash available for dividend (2)	$132,247	$118,089	$82,026

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net cash provided by operating activities	$115,628	$124,338	$137,702
Inventory write-downs	(188)	18	(199)
Provision for credit losses	(156)	(286)	75
Gain on sale of assets, net	7,335	12,712	2,381
Current income tax provision	1,182	997	593
Cash tax (payment) refund	(92)	134	89
Amortization of operating lease ROU assets	(1,204)	(1,063)	(947)
Amortization of contract costs	(5,889)	(6,106)	(5,768)
Deferred revenue recognized in earnings	3,746	5,294	2,859
Indemnification expense, net	137	—	—
Cash restructuring charges	665	—	—
Cash transaction-related costs	3,935	2,247	—
Time-based cash or equity settled units settled as equity	(1,756)	—	—
Changes in assets and liabilities	37,676	8,450	(32,314)
Maintenance capital expenditures	(22,753)	(21,623)	(19,525)
Other capital expenditures	(6,019)	(7,023)	(2,920)
Cash available for dividend (1)	$132,247	$118,089	$82,026

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net cash provided by operating activities	$115,628	$124,338	$137,702
Net cash used in investing activities	(164,031)	(55,393)	(85,923)
Adjusted free cash flow (1)	(48,403)	68,945	51,779
Dividends paid to stockholders	(34,185)	(30,690)	(26,000)
Adjusted free cash flow after dividend (1)	$(82,588)	$38,255	$25,779

(1)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2025
	Low	High
Net income (1)	$245,000	$285,000
Interest expense	165,000	165,000
Provision for income taxes	98,000	98,000
Depreciation and amortization	248,000	248,000
Stock-based compensation expense	18,000	18,000
Long-lived and other asset impairment	1,000	1,000
Amortization of capitalized implementation costs	4,000	4,000
Transaction-related costs (2)	10,000	10,000
Restructuring charges	1,000	1,000
Adjusted EBITDA (3)	790,000	830,000
Less: Maintenance capital expenditures	(110,000)	(120,000)
Less: Other capital expenditures	(35,000)	(50,000)
Less: Cash tax expense	(5,000)	(5,000)
Less: Cash interest expense	(160,000)	(160,000)
Cash available for dividend (4)(5)	$480,000	$495,000

(1) 2025 annual guidance for net income includes $1.0 million of long-lived and other asset impairment as of March 31, 2025, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2024 and 2023 was $10.7 million and $12.0 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the TOPS and NGCS acquisitions.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(25.8) million and $(28.0) million for the years 2024 and 2023, respectively.